Exhibit 99.3

Financial Statements

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)

March 31, 2012 and 2011

EBTEC CORPORATION
(A Subsidiary of Aquasium Technology Limited)
BALANCE SHEETS (unaudited)
March 31, 2012 and 2011
(Amounts in thousands, except share amount)
	March 31,	March 31,
ASSETS	2012	2011
CURRENT ASSETS:	(unaudited)	(unaudited)
Cash and cash equivalents	$132	$1
Accounts receivable, net of allowance for doubtful accounts of $76 and $77, respectively	1,857	2,157
Inventories	922	978
Prepaid expenses	134	119
Prepaid taxes	21	0
Deferred income taxes	129	139

TOTAL CURRENT ASSETS	3,195	3,394

PROPERTY, PLANT AND EQUIPMENT	4,838	5,235

OTHER ASSETS:
Deposits and other assets	7	8

TOTAL ASSETS	$8,040	$8,637

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$0	$896
Current portion of long-term debt	522	721
Accounts payable	739	692
Accounts payable, related parties	31	33
Accrued expenses	683	615
Accrued income taxes	0	81

TOTAL CURRENT LIABILITIES	1,975	3,038

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	1,360	1,883
Obligation under interest rate swap	175	172
Deferred income taxes	1,253	1,058

TOTAL LONG-TERM LIABILITIES	2,788	3,113

TOTAL LIABILITIES	4,763	6,151

STOCKHOLDERS' EQUITY:
Common stock, $1,000 par value; 100 shares authorized, issued,
and outstanding	100	100
Accumulated other comprehensive loss	(109)	(107)
Retained earnings	3,286	2,493

TOTAL STOCKHOLDERS' EQUITY	3,277	2,486

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,040	$8,637

The accompanying notes are an integral part of these financial statements.

EBTEC CORPORATION
(A Subsidiary of Aquasium Technology Limited)
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)
For the theee months ended March 31, 2012 and 2011
(Amounts in thousands except share amount)

	March 31,	March 31,
	2012	2011
	(unaudited)	(unaudited)
NET SALES	$3,586	$3,123

COST OF SALES	2,642	2,094

GROSS PROFIT	944	1,029

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	577	716

INCOME FROM OPERATIONS	367	313

OTHER EXPENSES
Interest expense	33	43

INCOME BEFORE PROVISION FOR INCOME TAX EXPENSE	334	270

PROVISION FOR INCOME TAX EXPENSE	139	103

NET INCOME	195	167

OTHER COMPREHENSIVE INCOME
UNREALIZED GAIN ON CASH FLOW HEDGES, NET OF TAX $5 and $8	7	13
OTHER COMPREHENSIVE INCOME	7	13
COMPREHENSIVE INCOME	$202	$180

The accompanying notes are an integral part of these financial statements.

EBTEC Corporation
(A subsidiary of Aquasium Technology Limited)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (unaudited)
For the three months ended March 31, 2012 and 2011
(Amounts in thousands except share amount)

			Accumulated
			Other
	Common	Retained	Comprehensive
	Stock	Earnings	Loss	Total

Balances at December 31, 2010	$100	$2,326	$(120)	$2,306

Net income	-	167	-	167
Other comprehensive income	-	-	13	13

Balances at March 31, 2011	$100	$2,493	$(107)	$2,486

			Accumulated
			Other
	Common	Retained	Comprehensive
	Stock	Earnings	Loss	Total

Balances at December 31, 2011	$100	$3,091	$(116)	$3,075

Net income	-	195	-	195
Other comprehensive income	-	-	7	7

Balances at March 31, 2012	$100	$3,286	$(109)	$3,277

The accompanying notes are an integral part of these financial statements.

EBTEC CORPORATION
(A Subsidiary of Aquasium Technology Limited)
STATEMENTS OF CASH FLOWS (unaudited)
For the three months ended March 31, 2012 and 2011
(Amounts in thousands except share amount)

	March 31,	March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:	(unaudited)	(unaudited)
Net income	$195	$167
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	175	159
Bad debt expense	2	2
Deferred income tax	5	8
Gain on sale of equipment	(5)	-
Accounts receivable	(342)	(660)
Inventories	112	(53)
Prepaid expenses	9	28
Prepaid taxes	12
Accounts payable	(29)	(15)
Accounts payable, related parties	-	2
Accrued expenses and other	(216)	(284)
Accrued taxes	-	(185)

NET CASH USED BY OPERATING ACTIVITIES	(82)	(831)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	19	-
Purchases of property and equipment	(15)	(486)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	4	(486)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net advances under line of credit		897
Repayments of long-term debt	(180)	(189)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(180)	708

NET DECREASE IN CASH	(258)	(609)

CASH AND CASH EQUIVALENTS, beginning of period	390	610

CASH AND CASH EQUIVALENTS, end of period	$132	$1

The accompanying notes are an integral part of these financial statements.

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)
Notes to the Financial Statements (unaudited)
March 31, 2012 and 2011
(Amounts in thousands except share amount)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

EBTEC Corporation (the Company) was incorporated in the State of Delaware in 1963 and is an 85% owned subsidiary of Aquasium Technology Limited, a United Kingdom Corporation.  The Company provides component manufacturing and processing services utilizing electron beam welding, laser machining, heat treating, abrasive water jet cutting, conventional welding and machining.

Risks, Uncertainties and Concentrations

Our business, operating results, financial condition and cash flows can be impacted by a number of factors, including but not limited to those set forth below, any one of which could cause our actual results to vary materially from recent results.

The Company’s three largest customers accounted for 47% and 56% of our sales during the quarters ended March 31, 2012 and 2011, and had accounts receivable from these customers of approximately $1,040 and $1,494, respectively. Our success will depend on our continued ability to develop and manage relationships with these customers.  Customers could in the future shift some or all of their purchases from us to our competitors, or to other sources, or bring such business in-house.  The loss of one or more of the Company’s largest customers, a significant reduction or delay in sales to one or more of these customers, an inability to successfully develop relationships with new customers, or future price concessions to retain customers could significantly reduce our sales and profitability.

92% & 88% of sales are comprised of general industrial companies, aerospace companies and power generation companies for the three months ended March 31, 2012 and 2011, respectively. The economic conditions affecting these industries will have a direct effect on our sales.  The aerospace industry in particular has historically been cyclical. Geographic markets include the U.S., and Canada, although most of the Company’s sales come from the United States.

The Company and its customers operate in competitive environments. We compete based on the quality of our products and services, service to our customers and price. Due to competiveness in the industries we sell to, we may not be able to increase prices for our products and services to cover increases in our costs, or we may face pressure to reduce prices, which could materially reduce revenues, gross margin and profitability.  Other factors, including changes in market penetration, increased price competition or the introduction of new products and technology by existing or new competitors could result in a material reduction in revenues and profitability.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.  The Company maintains its cash in bank deposits at a high credit quality financial institution.  The balances, at times, may exceed federally insured limits.  Accounts receivable are typically short term, and all probable bad debt losses have been considered in the establishment of the allowance for doubtful accounts.

Basis of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Estimates are used for accounting for certain items such as inventory valuation, accounts receivable, and deferred tax assets; determining the useful lives of property, plant and equipment and determining the fair value of derivatives.

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)
Notes to the Financial Statements (unaudited)
March 31, 2012 and 2011
(Amounts in thousands except share amount)

Comprehensive Income

Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that, under generally accepted accounting principles are excluded from net income.  For the Company, such items consist of unrealized gains and losses on interest rate swaps.

Revenue Recognition

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, sales price is fixed or determinable, persuasive evidence of an arrangement exists and collection of the relevant receivable is probable. Customer deposits are recognized as income only when revenue recognition requirements are met.

Accounts Receivable

Accounts receivable are recorded at the aggregate unpaid amount less any allowance for doubtful accounts. The allowance is based on historical bad debt experience and the specific identification of accounts deemed uncollectible. The Company determines an account receivable’s delinquency status based on its contractual terms. Interest is not charged on outstanding balances. Accounts are written-off only when all methods of recovery have been exhausted. The Company controls credit risk through initial credit evaluations and approvals, credit limits, and monitoring procedures. The Company performs ongoing credit evaluations of customers, but does not require collateral to secure accounts receivable.

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined using the first-in, first-out (FIFO) method. The cost of inventory consists of raw material content, labor costs to produce the inventory and overhead costs incurred during production of the inventory. We periodically review the realizability of inventory. Provisions are recorded for potential obsolescence which requires management’s judgment. Conditions impacting the realizability of inventory could cause actual write-offs to be materially different than provisions for obsolescence.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and include improvements that significantly add to the productive capacity or extend useful life.  Costs of maintenance and repairs are charged to expense.  Depreciation is determined using the straight-line method over the following estimated useful lives of the assets:

Building and improvements	15 - 50 years
Machinery and equipment	4 - 13 years
Furniture and fixtures	5 - 13 years
Computer equipment and software	3 - 5 years

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)
Notes to the Financial Statements (unaudited)
March 31, 2012 and 2011
(Amounts in thousands except share amount)

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.  No impairment losses were recognized for the three months ended March  31, 2012 and 2011.

Other Assets

Other assets include deferred costs amortized on a straight-line method over various periods.

Financial Instruments

The Company has entered into an overnight investment arrangement with its bank.  Under the arrangement the bank invests the Company’s available funds in repurchase agreements and the Company earns interest on the invested funds based on the bank’s various short-term overnight investment rates.  These repurchase agreements (“repo”) are not deposits and are not insured by the FDIC.  The repo is not guaranteed by the U.S. Government or any agency thereof.  The bank has perfected the underlying federal security in accordance with a Master Repurchase Agreement.  However, even if the bank has perfected the security interest, the Company could become an unsecured creditor to the extent that the market value of the federal security falls below the amount invested at issuance of the repo.  The repo amounts on March 31, 2012 and 2011 were $195 and $0, respectively, and are included in cash and cash equivalents.

Advertising Costs

The Company expenses production costs of advertising as they take place, except for publications and trade shows, which are capitalized and expensed over the period covered in the future.  Total advertising expense for the three months ended March 31, 2012 and 2011 were $27 and $34, respectively, and is included in selling, general and administrative expenses in the accompanying statement of income and comprehensive income.

Derivatives

Derivatives are recorded at their fair value as of the balance sheet date. If a derivative qualifies for “hedge accounting” under U.S. GAAP and has been designated as a hedge by us, then we record the “effectively hedged” portion, as defined by U.S. GAAP, of changes in such derivatives’ fair value in accumulated other comprehensive loss, which is a component of our stockholders’ equity. We record ineffectively hedged portions of such changes in fair value in our statement of income and comprehensive income in the period the change occurred. On the statement of cash flows, cash flows from derivative instruments accounted for as cash flow hedges are classified in the same category as the cash flows from the items being hedged.

The Company uses interest rate swaps to convert floating rate long-term debt to fixed rate debt. Cash flow hedges resulted in an accumulated other comprehensive loss at March 31, 2012 and 2011 of $109 and $107, respectively, which is net of deferred tax benefits of $66 and $65, respectively, and is recorded in accumulated other comprehensive loss at March 31, 2012 and 2011. All cash flow hedges were settled by June 1, 2012 (see footnote I).

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)
Notes to the Financial Statements
March 31, 2012 and 2011
(Amounts in thousands)

Shipping and Handling Fees and Costs

Shipping and handling costs for the three months ended March 31, 2012 and 2011 were $1 and $1, respectively, and are included in selling, general and administrative expenses, net of credits from sales, in the accompanying statement of income and comprehensive income.

Taxes Collected from Customers

Sales taxes collected from customers are not considered revenue and are included in accrued expenses until remitted to the taxing authorities.

Self-Insured Health Plan Supplemented by Stop-Loss Insurance

Health benefits are provided for under a self-insured health plan for all of the Company’s eligible employees.  The Company has purchased individual stop-loss insurance in order to limit its exposure which will reimburse the Company for claims in excess of $40 annually.  In addition to the specific deductible, an additional deductible amount of $30 in covered expenses must be met before specific stop-loss reimbursement.  This additional deductible amount may be paid on behalf of one or more covered persons and must be an accumulation of covered expenses in excess of those applied to the specific deductible within the benefit period stated on the schedule of stop-loss.  Self-insurance reserves are accrued based on the Company’s estimates of the aggregate liability for incurred but not reported claims and administrative expenses.  At March 31, 2012 and 2011, the estimated liability for self-insured reserves included in accrued expenses was $271 and $167, respectively.

Income Taxes

The Company accounts for income taxes using the liability method, whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  These differences relate primarily to expenses reported in different periods for financial reporting and income tax purposes.  The Company provides a valuation allowance, if it is more likely than not that some or all of the deferred tax assets may not be realized.

Accounting for Uncertainty in Income Taxes

The tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from these positions are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The Company reviews its tax positions on an annual basis and more frequently as facts surrounding tax positions change. As of March 31, 2012 and 2011, the Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.  It is the Company’s policy to recognize any interest and penalties in the provision for taxes.  The Company files federal and Massachusetts income tax returns, which represent the major tax jurisdictions of the Company.  The statutes of limitations for review of federal and state tax years 2008 through 2011 remain open.

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)
Notes to the Financial Statements (unaudited)
March 31, 2012 and 2011
(Amounts in thousands except share amount)

Cash and Cash Equivalents

For the purpose of reporting cash flows, the cash and cash equivalents caption on the accompanying financial statements includes cash on hand, demand deposits and short-term cash equivalents maturing within 90 days.

Fair Value

Fair value measurements are determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, FASB Accounting Standards Codification 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair Value of Financial Instruments

The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable, the line of credit, interest rate swaps and long-term debt.  The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.  The recorded values of the line of credit and long-term debt approximate their fair values, as interest approximates market rates. Interest rate swaps are recorded at their fair value as of the balance sheet date.

NOTE B - INVENTORIES

Inventories at March 31, 2012 and 2011 consisted of the following:

	2012	2011
Raw materials	$165	$199
Work-in-process	721	768
Finished goods	36	11
Total inventories	$922	$978

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)
Notes to the Financial Statements (unaudited)
March 31, 2012 and 2011
(Amounts in thousands except share amount)

NOTE C - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at March 31, 2012 and 2011 consisted of the following:

	2012	2011
Land	$320	$320
Buildings and Improvements	1,669	1,669
Plant and Equipment	13,775	13,616
Less: Accumulated depreciation	(10,926)	(10,370)
Total	$4,838	$5,235

Depreciation expense for the three months ended March 31, 2012 and 2011 was $175 and $159, respectively.

NOTE D - CREDIT FACILITY AND LONG-TERM DEBT

The Company entered into a loan and security agreement (“Agreement”) with RBS Citizens Bank on August 8, 2005.  The Agreement consisted of a revolving line of credit, equipment term loan and a real estate term loan.  The agreement is collateralized by a security interest in substantially all of the assets of the Company.  The Agreement was modified several times between 2005 and 2008, to provide for various equipment loans and an equipment line of credit loan.  In September 2009, the Agreement was modified in order to refinance and consolidate the equipment line of credit, and various equipment term loans (“Consolidation Loan”) and provide a new term loan (“2009 Term Loan”).  The Agreement was modified again in May 2011 for the purpose of increasing the revolving line of credit.

The above Agreement contains financial covenants related to the ratio of the Company’s maximum leverage and debt service coverage. The Company was not in compliance with a certain financial covenant at March 31, 2011 and received a waiver from the bank for this violation. As of March 31, 2012, the Company was in compliance with these covenants.

A summary of the credit facility and long term debt arrangements is as follows:

Revolving Line of Credit - The revolving line of credit allows maximum borrowings up to $1,750 and $1,000 for March 31, 2012 and 2011, respectively, or a percentage of eligible accounts receivable and inventories, as defined by the Agreement.  The applicable interest rate, 2.99% and 3.01% at March 31, 2012 and 2011, respectively, is payable monthly on the outstanding and unpaid principal amount during the preceding month at a rate equal to the thirty day LIBOR rate plus 275 basis points.  The maturity date of the line of credit was May 31, 2012. The balance at March 31, 2012 and 2011 under the revolving line of credit was $-0- and $897, respectively.

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)
Notes to the Financial Statements (unaudited)
March 31, 2012 and 2011
(Amounts in thousands except share amount)

NOTE D - CREDIT FACILITY AND LONG-TERM DEBT

Consolidation Loan – The consolidation loan requires monthly principal payments of $40 plus interest, through October 2012.  The loan has a fluctuating interest rate, 2.99% and 3.01% at March 31, 2012 and 2011, respectively, based on changes in LIBOR, plus 275 basis points.  The balance at March 31, 2012 and 2011 was $280 and $761, respectively.  The Company has entered into an interest rate swap contract through the maturity of the loan fixing the interest rate at 4.29%.

2009 Term Loan - The 2009 term loan requires monthly principal payments of $18 plus interest through August 2014.  The 2009 Term Loan has a fluctuating interest rate, 2.99% and 3.01% at March 31, 2012 and 2011, respectively, based on changes in LIBOR, plus 275 basis points.  The balance at March 31, 2012 and 2011 was $521 and $737, respectively. The Company has entered into an interest rate swap contract through the maturity of the loan fixing the interest rate at 5.32%.

Real Estate Term Loan - The original secured real estate term loan was $1,215.  The real estate term loan has a fluctuating interest rate, 2.99% and 3.01% at March 31, 2012 and 2011, respectively, based on changes in LIBOR, plus 275 basis points.  The loan requires monthly payments of principal and interest in an amount necessary to amortize the loan over the remaining amortization period, based on a 25-year amortization period from the original loan date.  The maturity date of the loan is August 8, 2015, when the then outstanding balance will be due in full.  The balance at March 31, 2012 and 2011 under the real estate term loan was $1,081 and $1,106, respectively.  The Company has entered into an interest rate swap contract through the maturity date of the loan, fixing the interest rate at 7.91%.

Job Term Loan - The original job term loan was $250 for the purchase of equipment.  The job term loan required monthly payments in the amount of $5 based on a five-year amortization schedule with a fixed interest rate of 3.50%.  The loan was paid in full in the first quarter of 2011.

Interest Rate Swap Agreements - As indicated above, a number of the Company’s long-term debt arrangements bear interest at LIBOR plus a factor based on the Company’s leverage.  However, the Company entered into a number of interest rate swap contracts that effectively convert the interest rate on these arrangements to a fixed amount, as indicated.  Under the swap contracts, the Company pays interest at LIBOR plus the factor and also pays or receives interest at the difference of the fixed rate and interest at LIBOR plus the factor.  The notional amount under the swaps decreases as principal payments are made on the notes so that the notional amount equals the principal outstanding under the notes.  The swaps are designed to hedge the risk of changes in interest payments on the notes caused by changes in LIBOR.  The swaps were issued at market terms so that they had no fair value at their inception.  The carrying amount of the swaps has been adjusted to its fair value at the end of the year, which calculation is based on the difference between the interest rates on the hedged notes and the agrred-upon interest rate in the swap agreements and which because of the changes in forecasted levels of LIBOR, resulted in reporting a liability for the fair value of the future net payments forecasted under the swaps.  The liability is classified as non-current since management does not intend to settle in 2012.  Since the critical terms of the swaps and the related notes are the same, the swaps are assumed to be completely effective as a hedge and none of the changes in their fair value are included in pretax income.  Accordingly, as discussed in Note A, all of the adjustments of the swaps’ carrying amounts are reported as other comprehensive loss. Changes in fair value of interest rate swaps must be reclassified in whole or in part from accumulated other comprehensive loss into earnings if and when a comparison of the swaps and the related hedged cash flows demonstrated that swaps are no longer effective. The swaps are classified as a long term liability on the balance sheet. Under FASB ASC 820, the Company has determined that the inputs associated with the fair value determination are readily observable at commonly quoted intervals and as a result the interest rate swaps were classified within Level 2 of the fair value hierarchy.

The following is an analysis of the changes in the net loss on cash flow hedging instruments included in accumulated other comprehensive loss:

	2012	2011
Balance at beginning of year	$(116)	$(120)
Unrealized gain on derivative instruments	12	21
Income tax expense	(5)	(8)
Balance at March 31	$(109)	$(107)

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)
Notes to the Financial Statements (unaudited)
March 31, 2012 and 2011
(Amounts in thousands except share amount)

NOTE D - CREDIT FACILITY AND LONG-TERM DEBT

Long-term debt under the agreements at March 31, 2012 and 2011 consisted of the following:

	2012	2011
Consolidation loan	$280	$761
2009 term loan	521	737
Real estate term loan	1,081	1,106
Total long-term debt	1,882	2,604
Less - current portion of long-term debt	522	721
Long-term debt, net of current portion	$1,360	$1,883

As of June 1, 2012 all long term debt was settled with the closing of the acquisition by EDAC Technologies. (See footnote I)

NOTE E - DEFINED CONTRIBUTION PLAN

The Company has a voluntary 401(k) plan covering all full-time employees who have completed three months of service.  The Plan provides for matching contributions as well as contributions made at the discretion of the Company’s Board of Directors.  Participants’ contributions are matched by the Company at the rate of 100% of the first 4% of the participants’ compensation.  During the three months ended March 31, 2012 and 2011, matching contributions of $30 and $33, respectively, were made to the Plan. As of June 1, 2012 the plan was terminated.

NOTE F - INCOME TAXES

The Company accounts for income taxes in accordance with accounting principles generally accepted in the United States of America.

The tax provision for the quarter ended March 31, 2012 in the amount of $139 is based on applying a 41.5% tax rate to the pre-tax net income of $333.  The 41.5% rate is the estimated effective rate of federal and state tax to be paid on taxable income. This differed from the amount computed by applying the Federal Statutory income tax rate primarily as the result of state taxes, meals and entertainment expenditures, auto lease inclusion amounts, and adjustments for prior period tax provision amounts.

The tax provision for the quarter ended March 31, 2011 in the amount of $103 is based on applying a 38% tax rate to the pre-tax net income of $270.  The 38% rate is the estimated effective rate of federal and state tax to be paid on taxable income. This differed from the amount computed by applying the Federal Statutory income tax rate primarily as the result of state taxes, meals and entertainment expenditures, auto lease inclusion amounts, and adjustments for prior period tax provision amounts.

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)
Notes to the Financial Statements (unaudited)
March 31, 2012 and 2011
(Amounts in thousands except share amount)

NOTE G - OPERATING LEASE COMMITMENTS

The Company leases an additional operating facility from an unrelated party.  During 2011, the Company extended the lease through October 2012.  The Company has the right to renew the lease on an annual basis with written notice at least four months prior to the expiration.  Rent is payable monthly at $7 per month until October 2012.  The Company leases vehicles and equipment under various operating leases.  The vehicle and equipment leases expire at various dates through October 2014.

Total expense under these leases for the three months ended March 31, 2012 and 2011 was $28 and $28, respectively.

Future minimum lease payments under all operating leases as of March 31, 2012 were as follows:

Three months ending March 31, 2012
2012	$57
2013	8
2014	1
Total	$66

NOTE H - RELATED PARTY TRANSACTIONS

The following summarizes transactions with related parties for the three months ended March 31, 2012 and 2011:

		Relationship
Transaction	Classification	of Affiliate	2012	2011
Repairs and maintenance of machinery and equipment	Cost of Sales	Sister	$-	$2
Travel, legal fees, other expenses	SG&A	Parent	2	1
Corporate charges	SG&A	Parent	31	31

Accounts Receivable/Payable, Related Party

At March 31, 2012 and 2011, the Company did not have any accounts receivable from a related party. At March 31, 2012 and 2011, the Company had accounts payable to related parties of $31 and $33, respectively.

EBTEC Corporation
(A Subsidiary of Aquasium Technology Limited)
Notes to the Financial Statements (unaudited)
March 31, 2012 and 2011
(Amounts in thousands except share amount)

NOTE I – SUBSEQUENT EVENTS

On June 1, 2012 we entered into a stock purchase agreement with EDAC Technologies Corporation (“EDAC), pursuant to which EDAC acquired all of our outstanding stock for approximately $11 million. Approximately 85% of the purchase price was paid in cash. The remaining 15% was funded through the issuance by EDAC of 151,523 shares of its common stock to two of our three shareholders.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through August 16, 2012, the date the financial statements were available to be issued.